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Putnam Investor Services
7 Shattuck Road
Andover, MA 01810
www.putnam.com

FINANCIAL INSTITUTION SALES CONTRACT

Between:

Distributor:		Financial Institution:

PUTNAM RETAIL MANAGEMENT	and
LIMITED PARTNERSHIP
General Distributor of
The Putnam Family of Mutual Funds
One Post Office Square
Boston MA 02109

As general distributor of The Putnam Family of Mutual Funds (the “Funds”), we agree that you will make available to your customers, under an agency relationship with your customers, shares of beneficial interest issued by the Funds (the “Shares”), subject to any limitations imposed by any of the Funds and to confirmation by us in each transaction. By your acceptance hereof, you agree to all of the following terms and conditions:

1. Offering Prices and Fees

The public offering price at which you may make the Shares available to your customers is the net asset value thereof, as computed from time to time, plus any applicable sales charge described in the then-current Prospectus of the applicable Fund. In the case of purchases by you, as agent for your customers, of Shares sold with a sales charge, you shall receive an agency commission consisting of a portion of the public offering price, determined on same basis as the “dealer discount” described in the then-current Prospectus of the Fund, and such other compensation to dealers as may be described therein, which shall be payable to you at the same time and on the same basis as the same is paid to such dealers, consistent with applicable law, rules and regulations. In determining the amount of any agency commission payable to you hereunder, we reserve the right to exclude any purchases for any account which we reasonably determine are not made in accordance with terms of the applicable Fund Prospectus and the provisions of this contract. We reserve the right to revise the agency commission referred to herein upon ten days’ written notice to you. We will furnish you upon request with the public offering prices for the Shares, and you agree to quote such prices in connection with any Shares made available by you as agent for your customers. Your attention is specifically called to the fact that each purchase of Shares by your customers is always made subject to confirmation by us at the public offering price next computed after receipt of the order. There is no sales charge or agency commission to you on the reinvestment of dividends and distributions.

2. Manner of Making Shares Available for Purchase and Redeeming Shares

We will, upon request, deliver to you a copy of each Fund’s then-current Prospectus and will provide you with such number of copies of each Fund’s then-current Prospectus, Statement of Additional Information and shareholder reports and of supplementary sales materials prepared by us, as you may reasonably request. It shall be your obligation to ensure that all such information and materials are distributed to your customers who own Shares, in accordance with securities and/or banking law and regulations and any other applicable regulations. Neither you nor any other person is authorized to give any information or to make any representations other than those contained in such Prospectuses, Statements of Additional Information and shareholder reports or in such supplementary sales material provided to you by us. You shall not furnish or cause to be furnished to any person, display or publish any information or materials relating to any Fund (including, without limitation promotional materials and sales literature, advertisements and press-releases, announcements, statements, posters, signs, or other similar materials) except such information and materials as may be furnished to you by us or the Fund and such other information and materials as may be approved in writing by us.

You hereby agree:

(i) to not purchase any Shares as agent for any customer, unless you deliver or cause to be delivered to such customer, at or prior to the time of such purchase, a copy of the then-current Prospectus of the applicable Fund unless such customer has acknowledged receipt of the Prospectus of such Fund. You hereby represent that you understand your obligation to deliver a prospectus to customers who purchase Shares pursuant to federal securities laws and you have taken all necessary steps to comply with such prospectus delivery requirements;

(ii) to transmit to us promptly upon receipt any and all orders received by you, it being understood that no conditional orders will be accepted; and

(iii) to obtain from each customer for whom you act as agent for the purchase of Shares any tax-payer identification number certification and backup withholding information required under the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the regulations promulgated thereunder, or other sections of the Code which may become applicable, and to provide us or our designee with timely written notice of any failure to obtain such taxpayer identification number certification or information in order to enable the implementation of any required backup withholding in accordance with the Code and the regulations thereunder.

Unless otherwise mutually agreed in writing or except as provided below, each transaction placed by you shall be promptly confirmed by us in writing to you, and shall be confirmed to the customer promptly upon receipt by us of instructions from you as to such customer. In the case of a purchase order by customer’s application, each transaction shall be promptly confirmed in writing directly to the customer and a copy of each confirmation shall be sent simultaneously to you.

All purchase orders will be executed at then-current NAV per share, which is next computed after receipt of a purchase offer, plus any applicable sales charges as described in the applicable Fund’s Prospectus. All redemption orders will be executed at NAV as described in the applicable Fund’s Prospectus. Any deferred sales charges (contingent or otherwise) and/or redemption fees will be deducted prior to transmission of proceeds to you or to you on behalf of your customer.

We reserve the right, at our discretion and without notice, to suspend the sale of Shares or withdraw entirely the sale of Shares of any or all of the Funds. All orders are subject to acceptance or rejection by us in our sole discretion, and by the Funds in their sole discretion. The procedure stated herein relating to the pricing and handling of orders shall be subject to instructions, which we may forward to you from time to time.

3. Payment for Shares

You agree to pay us, in accordance with the applicable Fund’s Prospectus, the offering price, less any agency commission to which you are entitled, within three (3) business days of our confirmation of your customer’s order, or such shorter time as may be required by law. You may elect to waive the agency discount, to the extent permitted by the applicable Fund’s Prospectus. Neither us nor the Funds are responsible for correcting the payment to or assessment of an incorrect agency discount due to your failure to fulfill your obligations under this contract. We may change the agency discounts at any time in our sole discretion.

You may, subject to our approval, remit the total public offering price to us, and we will return you your agency commission. If such payment is not received within said time period, we reserve the right, without prior notice, to cancel the sale, or at our option to return the Shares to the issuer for redemption or repurchase. In the latter case, we shall have the right to hold you responsible for any loss resulting to us. Should payment be made by local bank check, liquidation of Shares may be delayed pending clearance of your check. In the event your check is dishonored for any reason, you shall remain liable for the purchase price and any loss incurred by us. In addition, should

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payment be made by means of a second or third party check, you shall be deemed to have made all presentment, transfer and other applicable warranties set forth in the Uniform Commercial Code, and in the event such check is either dishonored or subsequently determined to be invalid for any reason (including without limitation as a result of such check having been lost, stolen or unauthorized) you shall remain liable for the purchase price and any loss incurred by us.

4. Relationship with Customer

With respect to any and all transactions in the Shares of any Fund pursuant to the contract, it is understood and agreed in each case that: (a) you shall be acting solely as agent for the account of your customer; (b) each transaction shall be initiated solely upon the order of your customer; (c) we shall execute transactions only upon receiving instructions from you acting as agent for your customer or upon receiving instructions directly from your customer; (d) as between you and your customer, your customer will have full beneficial ownership of all Shares; and (e) each transaction shall be for the account of your customer and not for your account. Subject to the foregoing, however, and except for Shares sold subject to a contingent deferred sales charge, you may maintain record ownership of such customers’ Shares in an account registered in your name or the name of your nominee, for the benefit of such customers. With respect to Shares sold subject to a contingent deferred sales charge, you agree not to hold shares of such Funds in an account registered in your name or in the name of your nominee for the benefit of certain of your customers. You understand that such Shares must be held in a separate account for each shareholder of such Funds. Each transaction shall be without recourse to you provided that you act in accordance with the terms of this contract.

5. Relationship with Financial Institution

Neither this contract nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. In making available Shares of the Funds under this contract, nothing herein shall be construed to constitute you or any of your agents, employees or representatives as our agent or employee, or as an agent or employee of the Funds, and you shall not make any representations to the contrary. As general distributors of the Funds, we shall have full authority to take such action, as we may deem advisable in respect of all matters pertaining to the distribution of the Shares. We shall not be under any obligation to you, except for obligation expressly assumed by us in this contract.

6. Financial Institution Representations and Warranties

You hereby represent and warrant that you are:

(i) either (1) a “bank” as defined in Section 3 (a)(6) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and at the time of each transaction in shares of the Funds, are not required to register as a broker-dealer under the Exchange Act or regulations there-under; or (2) registered as a broker-dealer under the Exchange Act, a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and affiliated with a bank; and in either case have the full right, power and authority to effect transactions (including, without limitation, any purchases and redemptions) in Shares on behalf of all customer accounts provided by you;

(ii) if you are a bank not required to register as a broker-dealer under the Exchange Act, that with respect to any sales in the United States, you will use your best efforts to ensure that any purchases of Shares by your customers constitutes a suitable investment for such customers;

(iii) if you are a FINRA member broker-dealer affiliated with a bank and registered under the Exchange Act, that with respect to any sales in the United States, you agree to abide by all of the applicable laws, rules and regulations including applicable provisions of the Securities Act of 1933, as amended, and the applicable rules and regulations of the FINRA, including, without limitation, its Rules of Conduct, and the applicable rules and regulations of any jurisdiction in which you make Shares available for sale to your customers; and

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(iv) not in violation of any banking law or regulations as to which you are subject.

You further agree, represent and warrant that you shall:

(i) not make available for sale to your customers the Shares in any jurisdiction in which the Shares are not qualified for sale or in which you are not qualified as a broker-dealer. We shall have no obligation or responsibility as to your right to make Shares of any Funds available to your customers in any jurisdiction;

(ii) not make Shares of any Fund available to your customers, including your fiduciary customers, except in compliance with all federal and state laws and rules and regulations of regulatory agencies or authorities applicable to you, or any of your affiliates engaging in such activity, which may affect your business practices;

(iii) not engage in, authorize or facilitate market timing or late trading in the Funds (for your own account or for the account of your customers);

(iv) not withhold placing with us orders received from your customers so as to profit form such withholding;

(v) not effect any transaction in, or induce any purchase or sale of, any Shares by means of any manipulative, deceptive or other fraudulent device or contrivance, and shall otherwise deal equitably and fairly with your customers with respect to transactions in Shares of a Fund; and

(vi) comply with the provisions of Rule 22c-2 under the Investment Company Act of 1940, as amended, as applicable, set forth on Exhibit A hereto.

7. Notice to Distributor

You agree to notify us in writing immediately in the event of the following:

(i) your expulsion or suspension from the FINRA;

(ii) your becoming subject to any enforcement action by the Securities and Exchange Commission, FINRA or any other self-regulatory organization;

(iii) your violation of any applicable federal or state law, rule or regulation or self-regulatory organization rule affecting your ability to act in accordance with the terms of this contract; and/or

(iv) any action by or communication from any authority that may affect your status as a bank or which may otherwise affect your ability to act under the terms of this contract in any material way.

8. Privacy

Each party to this contract agrees to protect Customer Information (defined below) and to comply as may be necessary with the requirements of relevant state and federal regulations pursuant thereto.

“Customer Information” means any information contained on an application of a customer (“Customer”) of the Funds or other form and all nonpublic personal information about a Customer that a party receives from the other party. “Customer Information” including, by way of example and not limitation, name, address, telephone number, social security number, date of birth and personal financial information.

The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control, which are no less rigorous than those maintained by a party of its own

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information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

You shall not use our name or the name of any affiliate for marketing or advertising purposes without our prior consent.

The provisions of this Privacy section shall survive the termination of this contract.

9. Anti-Money Laundering Program

You shall comply with all applicable anti-money laundering laws and regulations, including the applicable provisions of the Bank Secrecy Act and the USA PATRIOT Act of 2001, as well as with all applicable anti-money laundering/anti-terrorism sanctions and regulations promulgated by U.S. government agencies, including but not limited to, the Securities and Exchange Commission and the U.S. Department of Treasury’s Office of Foreign Assets Control. You shall take necessary and appropriate steps consistent with such laws and regulations to: obtain, verify and retain information with regard to customer identification and source of customer funds. You shall maintain records of all customer transactions. You shall, to the extent consistent with applicable law, take all steps necessary and appropriate to provide the Funds and/or us with any requested information about investors and accounts in the event that the Funds or us shall request such information in response to an inquiry or investigation by an appropriate authority. You shall, to the extent permitted by applicable law and regulations, notify the Funds and/or us of any concerns in connection with any investor in the context of anti-money laundering/anti-terrorism laws or regulations.

10. Termination

Either party hereto may terminate this contract, without cause, upon ten days’ written notice to the other party. We may terminate this contract for cause upon the violation by you of any of the provisions hereof or suspension from FINRA for violation of state or federal law, rule or regulation, such termination to become effective on the date such notice of termination is mailed to you. If you are registered as a broker-dealer and affiliated with a bank, this contract shall terminate automatically if either party ceases to be a member of the FINRA.

11. Assignability

This contract is not assignable or transferable, except that we may assign or transfer this contract to any successor that becomes general distributor of the Funds.

12. Indemnification

You shall indemnify and hold harmless us, our affiliates and the Funds against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fee and expenses) resulting from (a) any negligence or misfeasance by you or any of your officers, directors, employees, agents or registered representatives; or (b) any violation of any law, rule or regulation or any failure to perform or observe any of your obligations set forth in this contract by your or any of your officers, directors, employees, agents or registered representatives.

We shall indemnify and hold harmless you and your affiliates against any Losses resulting from (a) any negligence or misfeasance by us or any of our officers, directors, employees, agents or registered representatives; or (b) any violation of any law, rule or regulation or any failure to perform or observe any of our obligations set forth in this contract by us or any of our officers, directors, employees, agents or registered representatives.

In the event that this contract is terminated under the terms and conditions described herein, the indemnification provision shall continue until the possibilities for damages or loss have expired.

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13. Amendment

This contract supersedes any prior sales agreements between the parties. This contract and any exhibits thereto may be amended from time to time by us by mailing the amendment to the notice address for you stated below. Acceptance of such amendment by you shall be deemed given either by executing and returning a signed copy of the amendment to us or by your subsequent action under this contract, as amended.

14. Notices

Notices must be in writing and delivered by: personal delivery, prepaid registered or certified United States first class mail, return receipt requested; overnight courier; or fax or similar electronic delivery (with confirming copy by mail). All notices to us should be sent to the following address: Putnam Investments, Attn: General Counsel, One Post Office Square, Boston, MA 02109. All notices to you shall be sent to the address set forth below.

15. Governing Law

This contract and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

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Remainder of page intentionally left blank, signature page to follow.

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PUTNAM RETAIL MANAGEMENT LIMITED
PARTNERSHIP

/s/ William T. Connolly
By:
William T. Connolly, President
Putnam Retail Management Limited Partnership

We accept and agree to the foregoing contract as of the date set forth below.

Please indicate below which best
describes your firm’s entity:	Financial Institution:

[] Partnership
[] Corporation	By:
[] Other – please specify		Authorized Signature, Title

Please provide your organization’s Tax
Identification Number on the following line:		Address

Dated:

Please return the signed Putnam Copy of this Sales contract to:

Putnam Retail Management Limited Partnership, Attn: DMSS C6E, 7 Shattuck Rd, Andover, MA 01810

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EXHIBIT A
Shareholder Information Agreement
pursuant to
Rule 22c-2 under the Investment Company Act of 1940, as amended

I. Agreement to Provide Information. You agree to provide the Fund and/or us, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all shareholder(s) holding or owning Shares through an account(s) and the amount, date and transaction type (purchase, redemption, transfer, or exchange), for each such shareholder, of every purchase, redemption, transfer, or exchange of Shares held or owned through such account maintained by you during the period covered by the request, as well as the name or other identifier of any investment professional(s) associated with the shareholder(s) or account(s) (if known). The foregoing information shall be collectively referred to herein as the “Shareholder Information.”

a. Period Covered by Request. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which Shareholder Information is sought. Notwithstanding the foregoing, the Fund and/or us may request Shareholder Information older than 90 days from the date of the request as deemed necessary or desirable to investigate compliance with policies established from time to time by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

b. Form and Timing of Response. You agree to provide promptly, upon request of the Fund and/or us, the Shareholder Information. If requested by the Fund and/or us, you agree to use best efforts to determine promptly whether any specific person about whom the Fund and/or us has received Shareholder Information is itself a financial intermediary (“indirect intermediary,” within the meaning of Rule 22c-2 of the Investment Company Act). If such person is determined to be an indirect intermediary, then, upon further request of the Fund and/or us, you shall promptly do either of the following: (i) provide (or arrange to have provided), to the Fund and/or us, the Shareholder Information for those shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. You additionally agree to inform the Fund and/or us whether you plan to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund and/or us should be consistent with the National Securities Clearing Corporation (NSCC) Standardized Data Reporting Format.

c. Limitations on Use of Information. We agree not to use the information received for marketing or any other similar purpose without your prior written consent.

II. Agreement to Restrict Trading. You agree to execute written instructions from the Fund and/or us to restrict or prohibit further purchases or exchanges of Shares by a shareholder that has been identified by the Fund and/or us as having engaged in transactions in Shares (directly or indirectly through your account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

a. Form of Instructions. Instructions must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

b. Timing of Response. You agree to promptly execute instructions from the Fund and/or us to restrict or prohibit trading.

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c. Confirmation. You must provide written confirmation to the Fund and/or us that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

III. Instructions. We are entering into this 22c-2 Agreement on our own behalf, as well as on behalf of the Fund, and any instructions or directions given by us shall be deemed to be given by the Fund as well.

VII. Definitions. For purposes of this Exhibit A, the term “promptly” means as soon as reasonably practicable, but not later than five business days after you receive instructions or a request from the Fund and/or us.

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